UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

Tops Holding II Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-191029	46-2733709
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Main Street Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, Tops Holding II Corporation (the “Company”) appointed John Persons, age 48, as its President and Chief Operating Officer. Mr. Persons had been serving as the Company’s Executive Vice President, Sales, Marketing and Merchandising since January 1, 2015, and prior to that as the Company’s Senior Vice President of Retail Operations since December 2007. Mr. Persons has been employed at the Company for over 30 years.

In connection with Mr. Persons’ appointment, Frank Curci will relinquish the office of President of the Company. Mr. Curci will continue as the Company’s Chief Executive Officer and Chairman.

On October 5, 2015, the Company appointed Kevin Darrington, the Company’s former Chief Operating Officer, as Executive Vice President, Supply Chain and Information Technology. Mr. Darrington will oversee the Company’s information technology and distribution systems, including the Company’s warehouse distribution facility in Lancaster, NY.

On October 5, 2015, Lynne Burgess notified the Company that it is her intention to resign from her current position as Executive Vice President and General Counsel of the Company effective December 31, 2015. Following the effective date of her resignation, Ms. Burgess has agreed to serve as special counsel to the Company. Ms. Burgess will continue to serve on the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING II CORPORATION

Date: October 6, 2015

	By:	/s/ Frank Curci
Frank Curci
Chief Executive Officer